SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. ____)

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Preliminary Information Statement.

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Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)).

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Definitive Information Statement.

MARSHALL FUNDS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement
if other than the Registrant)

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Preliminary Copies

MARSHALL INTERMEDIATE BOND FUND

MARSHALL SHORT-TERM INCOME FUND

Each a Series of

MARSHALL FUNDS, INC.

111 East Kilbourn, Suite 200

Milwaukee, Wisconsin 53202

September __, 2005

Dear Shareholder:

The Board of Directors of Marshall Funds, Inc. has called a joint special meeting of shareholders of the Marshall Intermediate Bond Fund and the Marshall Short-Term Income Fund (each a “Fund” and collectively the “Funds”) to be held on October 19, 2005 to obtain shareholder approval of a proposal to amend the Funds’ fundamental investment limitations to permit investments in financial futures contracts and related options (the “Proposal”).  As discussed in the enclosed information statement, the Proposal is intended to help the Funds’ investment teams manage duration and enable them to better compete in the marketplace by creating greater investment flexibility and improving the trading efficiency of the portfolios.

Marshall & Ilsley Trust Company N.A., an affiliate of the Funds’ investment adviser, has the power to vote a majority of the shares of each Fund entitled to vote at the meeting and intends to vote these shares to approve the Proposal.  Accordingly, no proxies will be solicited for the shareholder meeting and no action is required on your behalf.

Thank you for investing in the Funds and for your continuing support.

Sincerely,

John M. Blaser

President

Preliminary Copies

MARSHALL FUNDS, INC.

MARSHALL INTERMEDIATE BOND FUND

MARSHALL SHORT-TERM INCOME FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

Notice is hereby given that a joint special meeting of shareholders of the Marshall Intermediate Bond Fund and the Marshall Short-Term Income Fund, each a series of Marshall Funds, Inc., will be held at 1:00 p.m., local time, on October 19, 2005, at the offices of Marshall Funds, Inc., 111 East Kilbourn, Suite 200, Milwaukee, Wisconsin 53202.  At the meeting, shareholders of each Fund, voting separately, will be asked to consider and vote upon the following proposal, as well as any other business which may properly come before the meeting or any adjournments thereof:

To approve the amendment of each Fund’s fundamental investment limitations to permit investments in financial futures contracts and related options.

Only shareholders of record at the close of business on August 31, 2005, the record date for the meeting, are entitled to notice of and to vote at the special meeting and any adjournment thereof.  Because Marshall & Ilsley Trust Company N.A., which has the power to vote a majority of the shares of each Fund entitled to vote at the meeting, intends to vote these shares in favor of the proposal, no proxies are being solicited and no action is required on your behalf.

By order of the Board of Directors,

Daniel L. Kaminski

Secretary

Milwaukee, Wisconsin

September ___, 2005

Preliminary Copies

MARSHALL FUNDS, INC.

MARSHALL INTERMEDIATE BOND FUND

MARSHALL SHORT-TERM INCOME FUND

111 East Kilbourn, Suite 200

Milwaukee, Wisconsin 53202

INFORMATION STATEMENT

September __, 2005

Introduction.  We are furnishing this information statement to you as a shareholder of the Marshall Intermediate Bond Fund and/or the Marshall Short-Term Income Fund (each a “Fund” and collectively the “Funds”), each a series of Marshall Funds, Inc. (the “Corporation”), in connection with a joint special meeting of shareholders of these Funds to be held on October 19, 2005.  The purpose of the meeting is to obtain shareholder approval of a proposal to amend each Fund’s fundamental investment limitations to permit investments in financial futures contracts and related options (the “Proposal”).  This information statement is first being mailed to shareholders on or about September __, 2005.  We are providing you with this information statement in lieu of a proxy statement because Marshall & Ilsley Trust Company N.A. (“M&I Trust”), an affiliate of the Funds’ investment adviser, M&I Investment Management Corp. (the “Adviser”), has the power to vote a majority of the outstanding shares in favor of the Proposal.

Record Date/Shareholders Entitled to Vote.  Shareholders of record of the Funds at the close of business on August 31, 2005, the record date, are entitled to vote at the meeting and any adjournments thereof.  You will be entitled to one vote per full share (and a fractional vote per fractional share) for each share you own on the record date.

This is not a proxy statement.  We are not asking you for a proxy and you are requested not to send us a proxy.

PROPOSAL: AMENDMENT OF THE FUNDS’ FUNDAMENTAL INVESTMENT

LIMITATIONS TO PERMIT INVESTMENTS IN FINANCIAL

FUTURES CONTRACTS AND RELATED OPTIONS.

Background.  Each Fund currently has a fundamental limitation prohibiting the use of financial futures contracts and related options.  The other funds in the Marshall Funds family, with the exception of the money market funds, are not subject to this limitation.  The proposed policy change is intended to standardize the fundamental investment limitations of the Marshall Funds and to provide additional investment tools to the Funds’ portfolio managers, subject to the investment parameters established by the Funds’ Board of Directors (the “Board”).  Financial futures contracts and related options are accepted instruments in modern investment management and are regularly used by many mutual funds and other institutional investors.  Therefore, in order to enable the Funds to compete more effectively in the marketplace and to increase the Funds’ flexibility in choosing investments, the Board recommends that the Funds’ fundamental policies be amended to permit investments in these instruments.

The current limitation prohibiting the purchase and sale of futures contracts and related options is not required by any federal or state rule or regulation.  By eliminating this limitation, each Fund would be permitted to invest in a broader range of instruments, provided that the investments are consistent with the Fund’s investment objective and policies.  If the Proposal is approved as recommended, which we expect it to be, the Funds will have the ability to begin investing in financial futures contracts and related options on and after October 31, 2005.

Proposed Amendment.  The Investment Company Act of 1940, as amended (the “1940 Act”), requires registered investment companies such as the Funds to specify in their registration statements certain investment policies and limitations which are fundamental policies and, as such, can only be changed upon approval by shareholders.  The Funds’ current fundamental investment limitation regarding derivatives provides that the Funds will not purchase or sell commodities, commodity contracts, or commodity futures contracts.  The limitation further provides that the Funds are prohibited from purchasing or selling futures contracts and related options.

The first part of the foregoing limitation relating to physical commodities will be maintained.  The second part of the limitation will be amended to allow the Funds to invest in financial futures and related options.  Accordingly, as revised, the fundamental investment limitation will provide that, although the Funds will not purchase or sell physical commodities, commodity contracts, or commodity futures contracts, the Funds may purchase and sell financial futures contracts and related options on futures contracts.  The amendment of this limitation is not expected to materially increase the risk of an investment in the Funds.

Financial Futures and Related Options.  The following provides a description of financial futures contracts and related options, the limitations that will be imposed on the Funds’ use of these instruments and the risks associated with their use.

What is a Financial Future or Related Option?  A futures contract is an agreement between two parties to buy and sell a security for a set price on a future date.  These contracts are traded on exchanges, so that, in most cases, either party can close out its position on the exchange for cash, without delivering the security.  An option on a futures contract gives the holder of the option the right to buy or sell a position in the contract from or to the writer of the option, at a specified price and on or before a specified expiration date.

The Funds may invest in financial futures contracts and options thereon with respect to, but not limited to, interest rates, swap agreements and securities indexes.  For example, a Fund may enter into transactions involving a bond or stock index futures contract, which is a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the index value (which assigns relative values to the securities included in the index) at the close of the last trading day of the contract and the price at which the futures contract is originally struck.  No physical delivery of the underlying stocks in the index is made.

Financial futures contracts and options can be used as effective tools in managing duration, which measures a fixed income security’s average life and reflects the present value of the security’s cash flow.  Selling futures contracts or purchasing put options can accomplish the shortening of a portfolio’s duration in anticipation of higher interest rates.  Conversely, purchasing futures contracts or call options can accomplish the lengthening of portfolio duration in anticipation of lower interest rates.  The use of these instruments in this manner is preferred to either liquidating or purchasing securities held by the Funds in order to achieve the portfolio’s duration targets because it avoids transaction costs to the Funds.  In addition, the use of financial futures contracts and related options is expected to permit the Funds’ portfolio managers to react in a more timely manner to changes in interest rates.

What Limitations Will There Be on the Funds’ Use of these Investments?  The Funds’ use of financial futures contracts and related options will be subject to certain limitations.  For example, a Fund will only enter into futures contracts and futures options that are standardized and traded on a U.S. or foreign exchange, board of trade or similar entity, or quoted on an automated quotation system.  In addition, when a purchase or sale of a futures contract is made by a Fund, the Fund will be required to deposit with its custodian (or broker, if legally permitted) a specified amount of assets determined by the Adviser to be liquid in accordance with procedures established by the Board (“initial margin”).  Each Fund will also be required to deposit and maintain margin with respect to put and call options on futures contracts written by it.  Such margin deposits will vary depending on the nature of the underlying futures contract (and the related initial margin requirements), the current market value of the option, and other futures positions held by the Fund.  In addition, the Funds’ use of certain derivatives will be subject to the Funds’ illiquid securities policy, which provides that no Fund will acquire illiquid securities if, as a result, the illiquid securities would comprise more than 15% of the value of the Fund’s net assets.

When purchasing a futures contract, a Fund generally will maintain with its custodian (and mark-to-market on a daily basis) segregated assets determined to be liquid by the Adviser in accordance with procedures established by the Board, that, when added to the amounts deposited with a futures commission merchant as margin, are equal to the market value of the futures contract.  Alternatively, the Fund may “cover” its position by purchasing a put option on the same futures contract with a strike price as high or higher than the price of the contract held by the Fund.  When selling a futures contract, a Fund generally will maintain with its custodian (and mark-to-market on a daily basis) segregated assets determined to be liquid by the Adviser in accordance with procedures established by the Board, that are equal to the market value of the instruments underlying the contract.  Alternatively, the Fund may cover its position by owning the instruments underlying the contract (or, in the case of an index futures contract, a portfolio with a volatility substantially similar to that of the index on which the futures contract is based), or by holding a call option permitting the Fund to purchase the same futures contract at a price no higher than the price of the contract written by the Fund (or at a higher price if the difference is maintained in liquid assets with the Funds’ custodian).  The Funds will maintain similar procedures with respect to selling put and call options on futures contracts.

What Risks Accompany the Use of Financial Futures and Related Options?  There are several risks associated with the use of financial futures contracts and related options.  If the Adviser incorrectly forecasts interest rates or other economic factors and has taken positions in financial futures contracts or options contrary to prevailing market trends, a Fund could be exposed to the risk of loss.  Also, suitable futures and options transactions may not be available in all circumstances.  Other risks include (a) imperfect correlation between the change in market values of the securities held by a Fund and the prices of related futures contracts and options on futures purchased or sold by the Fund and (b) the possible lack of a liquid secondary market for futures contracts (or related options) and the resulting inability of the Fund to close open futures positions.  The Funds’ use of financial futures and options may not always be a successful strategy and using them could lower a Fund’s return.

Recommendation of the Board of Directors.  The Board believes that the proposed change in fundamental investment limitation as described above is in the best interests of the Funds and their shareholders and has therefore approved the change.  Accordingly, the Board recommends that the shareholders of the Funds vote to approve the Proposal.

Required Vote.  The Proposal will be voted on separately by shareholders of each Fund.  Approval of the Proposal requires the affirmative vote of a “majority of the outstanding voting securities” of each Fund.  Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Fund present at the meeting in person or by proxy if the holders of more than 50% of the outstanding shares are present at the meeting, or (b) more than 50% of the Fund’s outstanding shares.  M&I Trust has the power to vote a majority of each Fund’s outstanding voting securities and intends to vote these shares to approve the Proposal.

OTHER MATTERS

The Board knows of no other matters that may come before the special meeting, other than the Proposal as set forth above.

ADDITIONAL INFORMATION

Shares Outstanding.  As of the record date, 69,405,517 shares of the Marshall Intermediate Bond Fund and 15,321,204 shares of the Marshall Short-Term Income Fund were outstanding and entitled to vote at the special meeting.

Share Ownership Information.  As of August 31, 2005, the officers and directors of the Corporation, as a group, owned less than 1% of each Fund’s outstanding shares.  The Corporation believes that M&I Trust, as fiduciary, owned a controlling interest in each Fund as of the record date.  Marshall & Ilsley Corporation is the parent company of the Adviser and M&I Trust.

As of August 31, 2005, the following shareholders owned of record or were known by the Corporation to own of record or beneficially more than 5% of any class of a Fund’s outstanding shares:

Fund	Shareholder Name and Address	Class of Shares	Number of Shares	Percent of Class
Intermediate Bond Fund	Mitra & Co.* Marshall & Ilsley Trust Operations P.O. Box 2977 Milwaukee, WI 53201-2977	Class Y	39,629,604.01	57.59%
	Vallee* Marshall & Ilsley Trust Operations P.O. Box 2977 Milwaukee, WI 53201-2977	Class Y	26,444,921.24	38.43%
Short-Term Income Fund	Emma Mae Wiseley Trust Emma Mae Wiseley, Trustee 750 South Pennington Drive, Apt. 133 Chandler, Arizona 85224-5696	Class A	23,473.44	7.59%

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* The Corporation believes that this entity, the holder of record of these shares, is not the beneficial owner of such shares.

Quorum.  Each Fund must have a quorum present at the meeting for the transaction of business.  The holders of record of at least one-third of each Fund’s shares outstanding at the close of business on the record date present at the meeting in person or by proxy will constitute a quorum.  M&I Trust beneficially owns a majority of each Fund’s shares and therefore constitutes a quorum.

Abstentions and broker non-votes (votes from brokers or nominees indicating that they have not received instructions from beneficial owners on an item for which the broker or nominee does not have discretionary power), if any, are counted toward a quorum but do not represent votes cast for any issue.  In the event that a quorum is not present at the meeting, or in the event that a quorum is present but sufficient votes to approve the Proposal are not received, one or more adjournments of the meeting may be proposed.  Any such adjournment will require the affirmative vote of a majority of shares voting on the adjournment.  A shareholder vote may be taken for the Proposal prior to any adjournment if sufficient votes have been received for approval.

Cost of Special Meeting.  The costs of the joint special meeting will be allocated to each of the Funds according to such Fund’s net asset size.  The Funds will also reimburse brokers and other nominees for their reasonable expenses in communicating with persons for whom they hold shares of the Funds.

Copies of the Funds’ most recent annual and semi-annual reports are available without charge upon request to the Corporation at 1000 North Water Street, Milwaukee, WI 53202, on the Funds’ website at www.marshallfunds.com, or by calling Marshall Funds Investor Services, toll-free, at 1-800-580-FUND.

SERVICE PROVIDERS

M&I Investment Management Corp., 111 East Kilbourn, Suite 200, Milwaukee, Wisconsin 53202, serves as investment adviser to the Funds.  M&I Trust, 111 East Kilbourn, Suite 200, Milwaukee, Wisconsin 53202, an affiliate of the Adviser, serves as custodian, shareholder services agent, securities lending agent, sub-transfer agent and administrator to the Funds.  The sub-administrator to the Funds is UMB Fund Services, Inc. (“UMB”), 803 West Michigan Street, Milwaukee, Wisconsin 53233.  Grand Distribution Services, LLC, an affiliate of UMB, serves as distributor to the Funds.  The Funds’ transfer agent is Boston Financial Data Services, Inc., 2 Heritage Drive, Quincy, Massachusetts 02171.

FUTURE MEETINGS; SHAREHOLDER PROPOSALS

The Corporation is generally not required to hold annual meetings of shareholders and the Corporation generally does not hold a meeting of shareholders in any year unless certain specified shareholder actions such as election of directors or approval of a new advisory agreement are required to be taken under the 1940 Act or the Corporation’s Articles of Incorporation and By-Laws.  By observing this policy, the Corporation seeks to avoid the expenses customarily incurred in the preparation of proxy material and the holding of shareholder meetings.

A shareholder desiring to submit a proposal intended to be presented at any meeting of shareholders of the Corporation hereafter called should send the proposal to the Secretary of the Corporation at the Corporation’s principal offices.  The mere submission of a proposal by a shareholder does not guarantee that such proposal will be included in the proxy statement because certain rules under the Federal securities laws must be complied with before inclusion of the proposal is required.  Also, the submission does not mean that the proposal will be presented at the meeting.  For a shareholder proposal to be considered at a shareholder meeting, it must be a proper matter for consideration under Wisconsin law.

By Order of the Board of Directors,

Daniel L. Kaminski

Secretary

Milwaukee, Wisconsin

September ___, 2005

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